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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 3, 2000, except as to the fourth paragraph of Note 9, which is as of October 5, 2000, and the stock split described in Note 14, which is as of November 10, 2000, relating to the financial statements and financial statement schedule of Cellomics, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP


Pittsburgh, Pennsylvania


November 16, 2000